EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,658	$—	$—	$2,658
Finance revenues	—	60	(25)	35
Sales and revenues, net	2,658	60	(25)	2,693
Costs of products sold	2,360	—	—	2,360
Restructuring charges	6	—	—	6
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	220	24	(1)	243
Engineering and product development costs	76	—	—	76
Interest expense	60	18	(3)	75
Other income, net	(3)	(4)	(21)	(28)
Total costs and expenses	2,720	38	(25)	2,733
Equity in income of non-consolidated affiliates	1	—	—	1
Income (loss) before equity income from financial services operations and income taxes	(61)	22	—	(39)
Equity income (loss) from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	(46)	22	(15)	(39)
Income tax expense	(11)	(7)	—	(18)
Income (loss) from continuing operations	(57)	15	(15)	(57)
Income from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(57)	15	(15)	(57)
Less: Income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$(64)	$15	$(15)	$(64)

	For the Six Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,043	$—	$—	$5,043
Finance revenues	—	120	(49)	71
Sales and revenues, net	5,043	120	(49)	5,114
Costs of products sold	4,405	—	—	4,405
Restructuring charges	9	—	—	9
Asset impairment charges	8	—	—	8
Selling, general and administrative expenses	439	47	(2)	484
Engineering and product development costs	155	—	—	155
Interest expense	120	38	(6)	152
Other (income) expense, net	21	(11)	(41)	(31)
Total costs and expenses	5,157	74	(49)	5,182
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(111)	46	—	(65)
Equity income (loss) from financial services operations	30	—	(30)	—
Income (loss) from continuing operations before income taxes	(81)	46	(30)	(65)
Income tax expense	(9)	(16)	—	(25)
Income (loss) from continuing operations	(90)	30	(30)	(90)
Income from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(90)	30	(30)	(90)
Less: Income attributable to non-controlling interests	16	—	—	16
Net income (loss) attributable to Navistar International Corporation	$(106)	$30	$(30)	$(106)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,708	$—	$—	$2,708
Finance revenues	—	57	(19)	38
Sales and revenues, net	2,708	57	(19)	2,746
Costs of products sold	2,468	—	—	2,468
Restructuring charges	7	1	—	8
Asset impairment charges	150	1	—	151
Selling, general and administrative expenses	216	22	(1)	237
Engineering and product development costs	83	—	—	83
Interest expense	57	17	—	74
Other (income) expense, net	19	(9)	(18)	(8)
Total costs and expenses	3,000	32	(19)	3,013
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(289)	25	—	(264)
Equity income (loss) from financial services operations	16	—	(16)	—
Income (loss) from continuing operations before income taxes	(273)	25	(16)	(264)
Income tax expense	(14)	(9)	—	(23)
Income (loss) from continuing operations	(287)	16	(16)	(287)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(286)	16	(16)	(286)
Less: Income attributable to non-controlling interests	11	—	—	11
Net income (loss) attributable to Navistar International Corporation	$(297)	$16	$(16)	$(297)

	For the Six Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$4,877	$—	$—	$4,877
Finance revenues	—	112	(35)	77
Sales and revenues, net	4,877	112	(35)	4,954
Costs of products sold	4,482	—	—	4,482
Restructuring charges	10	1	—	11
Asset impairment charges	168	1	—	169
Selling, general and administrative expenses	432	46	(2)	476
Engineering and product development costs	173	—	—	173
Interest expense	122	34	—	156
Other (income) expense, net	56	(17)	(33)	6
Total costs and expenses	5,443	65	(35)	5,473
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(563)	47	—	(516)
Equity income (loss) from financial services operations	30	—	(30)	—
Income (loss) from continuing operations before income taxes	(533)	47	(30)	(516)
Income tax benefit (expense)	6	(17)	—	(11)
Income (loss) from continuing operations	(527)	30	(30)	(527)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(525)	30	(30)	(525)
Less: Income attributable to non-controlling interests	20	—	—	20
Net income (loss) attributable to Navistar International Corporation	$(545)	$30	$(30)	$(545)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$536	$47	$—	$583
Marketable securities	248	25	—	273
Restricted cash	23	90	—	113
Finance and other receivables, net	520	2,635	(481)	2,674
Inventories	1,234	11	—	1,245
Goodwill	38	—	—	38
Property and equipment, net	1,163	244	—	1,407
Investments in and advances to financial services operations	585	—	(585)	—
Investments in non-consolidated affiliates	68	—	—	68
Deferred taxes, net	156	16	—	172
Other assets	328	24	—	352
Total assets	$4,899	$3,092	$(1,066)	$6,925
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,902	$29	$(481)	$1,450
Debt	2,906	2,297	—	5,203
Postretirement benefits liabilities	2,828	38	—	2,866
Other liabilities	2,007	143	—	2,150
Total liabilities	9,643	2,507	(481)	11,669
Redeemable equity securities	1	—	—	1
Stockholders' equity attributable to non-controlling interest	30	—	—	30
Stockholders' equity (deficit) attributable to controlling interest	(4,775)	585	(585)	(4,775)
Total liabilities and stockholders' equity (deficit)	$4,899	$3,092	$(1,066)	$6,925

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$440	$57	$—	$497
Marketable securities	578	27	—	605
Restricted cash	22	149	—	171
Finance and other receivables, net	579	2,650	(613)	2,616
Inventories	1,303	16	—	1,319
Goodwill	38	—	—	38
Property and equipment, net	1,294	268	—	1,562
Investments in and advances to financial services operations	698	—	(698)	—
Investments in non-consolidated affiliates	73	—	—	73
Deferred taxes, net	183	17	—	200
Other assets	335	27	—	362
Total assets	$5,543	$3,211	$(1,311)	$7,443
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,144	$33	$(613)	$1,564
Debt	2,958	2,266	—	5,224
Postretirement benefits liabilities	2,916	40	—	2,956
Other liabilities	2,143	174	—	2,317
Total liabilities	10,161	2,513	(613)	12,061
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest	(4,654)	698	(698)	(4,654)
Total liabilities and stockholders' equity (deficit)	$5,543	$3,211	$(1,311)	$7,443

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(90)	$30	$(30)	$(90)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	117	1	—	118
Depreciation of equipment leased to others	12	23	—	35
Amortization of debt issuance costs and discount	12	7	—	19
Deferred income taxes	(7)	—	—	(7)
Asset impairment charges	4	4	—	8
Equity in loss of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(30)	—	30	—
Dividends from financial services operations	125	(125)	—	—
Dividends from non-consolidated affiliates	8	—	—	8
Change in intercompany receivables and payables	(52)	52	—	—
Other, net	(128)	(197)	—	(325)
Net cash used in operating activities	(32)	(205)	—	(237)
Cash flows from investing activities
Purchases of marketable securities	(162)	—	—	(162)
Sales of marketable securities	430	1	—	431
Maturities of marketable securities	63	—	—	63
Net change in restricted cash and cash equivalents	(1)	54	—	53
Capital expenditures	(43)	(2)	—	(45)
Purchase of equipment leased to others	—	(20)	—	(20)
Other investing activities	8	4	—	12
Net cash provided by investing activities	295	37	—	332
Net cash provided by (used in) financing activities	(132)	149	—	17
Effect of exchange rate changes on cash and cash equivalents	(35)	9	—	(26)
Increase (decrease) in cash and cash equivalents	96	(10)	—	86
Cash and cash equivalents at beginning of the period	440	57	—	497
Cash and cash equivalents at end of the period	$536	$47	$—	$583

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(525)	$30	$(30)	$(525)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	122	—	—	122
Depreciation of equipment leased to others	42	21	—	63
Amortization of debt issuance costs and discount	21	6	—	27
Deferred income taxes	(2)	—	—	(2)
Asset impairment charges	168	1	—	169
Equity in income of financial services affiliates	(30)	—	30	—
Dividends from non-consolidated affiliates	9	—	—	9
Change in intercompany receivables and payables	(15)	15	—	—
Other, net	(131)	(58)	—	(189)
Net cash provided by (used in) operating activities	(341)	15	—	(326)
Cash flows from investing activities
Purchases of marketable securities	(785)	(3)	—	(788)
Sales of marketable securities	902	—	—	902
Maturities of marketable securities	182	—	—	182
Net change in restricted cash and cash equivalents	4	(25)	—	(21)
Capital expenditures	(49)	(1)	—	(50)
Purchase of equipment leased to others	(45)	(63)	—	(108)
Other investing activities	15	10	—	25
Net cash provided by (used in) investing activities	224	(82)	—	142
Net cash provided by (used in) financing activities	(36)	69	—	33
Effect of exchange rate changes on cash and cash equivalents	(11)	1	—	(10)
Increase (decrease) in cash and cash equivalents	(164)	3	—	(161)
Cash and cash equivalents at beginning of the period	727	28	—	755
Cash and cash equivalents at end of the period	$563	$31	$—	$594